Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q3 2019 Results

New York, NY – October 31, 2019 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the "Company" or "Silvercrest") today reported the results of its operations for the quarter ended September 30, 2019.

Business Update

Silvercrest’s results for the third quarter of 2019 reflect a full quarter of the successful integration of our new small cap growth equity strategies and professionals based in Milwaukee. As we expected, the transaction contributed meaningfully to accretively grow Silvercrest’s cash flow, margins, and earnings per share. Since the second quarter, the firm’s Adjusted Diluted Earnings Per Share1 have increased to $0.38 per Adjusted Diluted Share for the third quarter. Silvercrest’s Adjusted EBITDA1 rose to $8.9 million and Silvercrest’s Adjusted EBITDA margin1 has increased to 32.1%, both for the third quarter of 2019.

Total assets under management at Silvercrest now stand at $23.5 billion as of September 30, 2019, with associated revenue of $27.8 million for the quarter. Institutional assets under management now comprise nearly 30% of the firm’s discretionary assets under management. While the firm did experience outflows primarily due to rebalancing, the firm established new high net worth relationships and 2019 looks to be a good year overall for business development and continued organic growth, a trend we are proud of compared with many peers.

Last quarter we announced that we expected near-term success for the firm’s Outsourced Chief Investment Officer (OCIO) initiative. I am pleased to announce that we have won our first few OCIO clients during the third quarter, representing a diversity of institutions. The remainder of 2019 and 2020 remain important for organic growth in the OCIO effort, and I am pleased to report that the marketing opportunities for that business remain strong.

Following a slowdown for institutional business opportunity in the latter part of 2018, we now have a robust institutional asset management pipeline with substantial institutional interest across Silvercrest's equity strategies.

Both our asset management and OCIO growth initiatives buttress Silvercrest’s value proposition to deliver excellent institutional-quality capabilities to our wealth management families and investors, placing Silvercrest at the forefront of the competitive landscape.

We will continue to invest in high net worth portfolio management professionals to support the organic growth of that business and to diversify talent. As we have discussed previously, the current M&A environment for wealth management firms remains both active and expensive. Silvercrest, however, is involved in multiple conversations at any given time. We believe our brand, culture, capabilities and technological innovation make Silvercrest a premier partner for select businesses and professionals. Regardless of the environment, Silvercrest will opportunistically seek to effectively deploy capital to complement our organic growth.

On October 28, 2019, the Company’s Board of Directors declared a quarterly dividend of $0.15 per share of Class A common stock.  The dividend will be paid on or about December 20, 2019 to shareholders of record as of the close of business on December 13, 2019.

Third Quarter 2019 Highlights

•	Total Assets Under Management (“AUM”) of $23.5 billion, inclusive of discretionary AUM of $17.5 billion and non-discretionary AUM of $6.0 billion at September 30, 2019.
•	Revenue of $27.8 million.
•	U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net income and net income attributable to Silvercrest of $4.8 million and $2.7 million, respectively.
•	Basic and diluted net income per share of $0.30.
•	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)[1] of $8.9 million.
•	Adjusted net income[1] of $5.4 million.
•	Adjusted basic and diluted earnings per share[1], [2] of $0.38.

SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

The table below presents a comparison of certain GAAP and non-GAAP ("adjusted") financial measures and AUM.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands except as indicated)	2019	2018	2019	2018
Revenue	$27,845	$24,932	$74,314	$73,840
Income before other income (expense), net	$6,301	$5,166	$14,730	$15,913
Net income	$4,823	$3,893	$11,219	$12,136
Net income margin	17.3%	15.6%	15.1%	16.4%
Net income attributable to Silvercrest	$2,653	$2,162	$6,226	$6,730
Net income per basic and diluted share	$0.30	$0.26	$0.72	$0.81
Adjusted EBITDA[1]	$8,942	$7,044	$21,261	$21,061
Adjusted EBITDA margin[1]	32.1%	28.3%	28.6%	28.5%
Adjusted net income[1]	$5,399	$4,199	$12,420	$12,550
Adjusted basic earnings per share[1,2]	$0.38	$0.31	$0.86	$0.93
Adjusted diluted earnings per share[1,2]	$0.38	$0.31	$0.86	$0.92
Assets under management at period end (billions)	$23.5	$21.7	$23.5	$21.7
Average assets under management (billions)[3]	$22.6	$21.8	$21.3	$21.5
Discretionary assets under management (billions)	$17.5	$16.6	$17.5	$16.6

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 2 and 3.
[2]

Adjusted basic and diluted earnings per share measures for the three and nine months ended September 30, 2019 are based on the number of shares of Class A common stock and Class B common stock outstanding as of September 30, 2019.  Adjusted diluted earnings per share are further based on the addition of unvested restricted stock units, and non-qualified stock options to the extent dilutive at the end of the reporting period.

[3]	We have computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.

AUM at $23.5 billion

Silvercrest’s discretionary assets under management increased by $0.9 billion, or 5.4%, to $17.5 billion at September 30, 2019 from $16.6 billion at September 30, 2018.  The increase was attributable to net client inflows of $1.1 billion partially offset by market depreciation of $0.2 billion.  Silvercrest’s total AUM increased by $1.8 billion, or 8.3%, to $23.5 billion at September 30, 2019 from $21.7 billion at September 30, 2018.  The increase was attributable to net client inflows of $1.2 billion in addition to market appreciation of $0.6 billion.

Silvercrest’s discretionary assets under management increased by $1.5 billion, or 9.4%, to $17.5 billion at September 30, 2019 from $16.0 billion at June 30, 2019.  The increase was attributable to net client inflows of $1.5 billion.  Silvercrest’s total AUM increased by $1.8 billion, or 8.3%, to $23.5 billion at September 30, 2019 from $21.7 billion at June 30, 2019.  The increase was attributable to net client inflows of $1.5 billion and market appreciation of $0.3 billion.

On July 1, 2019, Silvercrest acquired $1.7 billion of assets under management in connection with the acquisition of certain assets of Cortina Asset Management, LLC (“Cortina”), which is included in net client inflows.

Third Quarter 2019 vs. Third Quarter 2018

Revenue increased by $2.9 million, or 11.7%, to $27.8 million for the three months ended September 30, 2019, from $24.9 million for the three months ended September 30, 2018. This increase was driven by net client inflows in discretionary assets under management, including $1.7 billion of assets under management in connection with the acquisition of certain assets of Cortina (the “Cortina Acquisition”), partially offset by net client outflows during the three months ended September 30, 2019.  Revenue for the three months ended September 30, 2019 related to the Cortina Acquisition was approximately $3.2 million.

Total expenses increased by $1.8 million, or 9.0%, to $21.5 million for the three months ended September 30, 2019 from $19.7 million for the three months ended September 30, 2018. Compensation and benefits expense increased by $0.2 million, or 1.0%, to $15.1 million for the three months ended September 30, 2019 from $14.9 million for the three months ended September 30, 2018. The increase was primarily attributable to an increase in salaries and benefits expense of $0.8 million primarily as a result of merit-based increases and newly hired staff, including the addition of Cortina staff, partially offset by a decrease in the accrual for bonuses of $0.3 million and a decrease in equity based compensation expense of $0.3 million due to a decrease in the number of unvested restricted stock units and unvested non-qualified stock options outstanding. General and administrative expenses increased by $1.6 million, or 33.8%, to $6.4 million for the three months ended September 30, 2019 from $4.8 million for the three months ended September 30, 2018. The increase was primarily attributable to an increase in professional fees of $1.0 million due to an increase in acquisition-

related legal fees resulting from the Cortina Acquisition, an increase in depreciation and amortization expense of $0.4 million related mainly to the amortization of intangible assets related to the Cortina Acquisition and to the renovation of our office space in New York City, an increase in occupancy and related expenses of $0.1 million and an increase in insurance costs of $0.1 million.

Consolidated net income was $4.8 million or 17.3% of revenue for the three months ended September 30, 2019 as compared to $3.9 million or 15.6% of revenue for the same period in the prior year.  Net income attributable to Silvercrest was $2.7 million, or $0.30 per basic and diluted share for the three months ended September 30, 2019.   Our Adjusted Net Income1 was $5.4 million, or $0.38 per adjusted basic and diluted share2 for the three months ended September 30, 2019.

Adjusted EBITDA1 was $8.9 million or 32.1% of revenue for the three months ended September 30, 2019 as compared to $7.0 million or 28.3% of revenue for the same period in the prior year.

Nine Months Ended September 30, 2019 vs. Nine Months Ended September 30, 2018

Revenue increased by $0.5 million, or 0.6%, to $74.3 million for the nine months ended September 30, 2019, from $73.8 million for the nine months ended September 30, 2018. This increase was driven by net client inflows in discretionary assets under management, including $1.7 billion of assets under management in connection with the acquisition of certain assets of Cortina, and market appreciation, partially offset by net client outflows.  Revenue for the nine months ended September 30, 2019 related to the Cortina Acquisition was approximately $3.2 million.

Total expenses increased by $1.7 million, or 2.9%, to $59.6 million for the nine months ended September 30, 2019 from $57.9 million for the nine months ended September 30, 2018. Compensation and benefits expense decreased by $1.3 million, or 2.8%, to $42.5 million for the nine months ended September 30, 2019 from $43.7 million for the nine months ended September 30, 2018. The decrease was primarily attributable to a decrease in the accrual for bonuses of $2.7 million and a decrease in equity based compensation expense of $0.3 million due to a decrease in the number of unvested restricted stock units and unvested non-qualified stock options outstanding, partially offset by an increase in salaries and benefits expense of $1.7 million primarily as a result of merit-based increases and newly hired staff, including the addition of Cortina staff. General and administrative expenses increased by $2.9 million, or 20.3%, to $17.1 million for the nine months ended September 30, 2019 from $14.2 million for the nine months ended September 30, 2018. The increase was primarily attributable to an increase in portfolio and systems expenses of $0.4 million due to an increase in soft dollar-related research costs, an increase in occupancy and related expenses of $0.6 million, an increase in professional fees of $1.2 million due to an increase in acquisition-related legal fees, an increase in moving and storage costs of $0.3 million related to the renovation of our office space in New York City, an increase in depreciation and amortization expense of $0.4 million related mainly to the amortization of intangible assets related to the Cortina Acquisition and to the renovation of our office space in New York City, an increase in travel expenses of $0.2 million and an increase in office expense of $0.1 million, partially offset by a decrease in recruiting costs of $0.3 million.

Consolidated net income was $11.2 million or 15.1% of revenue for the nine months ended September 30, 2019 as compared to $12.1 million or 16.4% of revenue for the same period in the prior year.  Net income attributable to Silvercrest was $6.2 million, or $0.72 per basic and diluted share for the nine months ended September 30, 2019.   Our Adjusted Net Income1 was $12.4 million, or $0.86 per adjusted basic and diluted share2 for the nine months ended September 30, 2019.

Adjusted EBITDA1 was $21.3 million or 28.6% of revenue for the nine months ended September 30, 2019 as compared to $21.1 million or 28.5% of revenue for the same period in the prior year.

Liquidity and Capital Resources

Cash and cash equivalents were $40.8 million at September 30, 2019, compared to $69.3 million at December 31, 2018.  As of September 30, 2019, there was $17.1 million outstanding under our term loan with City National Bank, and nothing outstanding on our revolving credit facility with City National Bank.

Total Silvercrest Asset Management Group Inc.’s equity was $63.0 million at September 30, 2019.  We had 9,180,013 shares of Class A common stock outstanding and 5,180,883 shares of Class B common stock outstanding at September 30, 2019.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we supplement our consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Earnings Per Share which are non-GAAP financial measures of earnings.  These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time.

Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

•	EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.
•

We define Adjusted EBITDA as EBITDA without giving effect to the Delaware franchise tax, professional fees associated with acquisitions or financing transactions, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense.  We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings of the Company, taking into account earnings attributable to both Class A and Class B shareholders.

•

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue.  We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA Margin, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring profitability of the Company, taking into account profitability attributable to both Class A and Class B shareholders.

•

Adjusted Net Income represents recurring net income without giving effect to professional fees associated with acquisitions or financing transactions, losses on forgiveness of notes receivable from our principals, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. Furthermore, Adjusted Net Income includes income tax expense assuming a blended corporate rate of 26%.  We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Net Income, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring income of the Company, taking into account income attributable to both Class A and Class B shareholders.

•

Adjusted Earnings Per Share represents Adjusted Net Income divided by the actual Class A and Class B shares outstanding as of the end of the reporting period for basic Adjusted Earnings Per Share, and to the extent dilutive, we add unvested restricted stock units and non-qualified stock options to the total shares outstanding to compute diluted Adjusted Earnings Per Share. As a result of our structure, which includes a non-controlling interest, we feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Earnings Per Share, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings per share of the Company as a whole as opposed to being limited to our Class A common stock.

Conference Call

The Company will host a conference call on November 1, 2019, at 8:30 am (Eastern Time) to discuss these results. Hosting the call will be Richard R. Hough III, Chief Executive Officer and President and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-866-394-9665 or for international listeners the call may be accessed by dialing 1-253-237-1128.  An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements and Other Disclosures

This report contains, and from time to time our management may make, forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue”, the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions, may include projections of our future financial performance, future expenses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in our business or financial results. These statements are only predictions based on our current expectations and projections about future events. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include but are not limited to: incurrence of net losses, fluctuations in quarterly and annual results, adverse economic or market conditions, our expectations with respect to future levels of assets under management, inflows and outflows, our ability to retain clients from whom we derive a substantial portion of our assets under management, our ability to maintain our fee structure, our particular choices with regard to investment strategies employed, our ability to hire and retain qualified investment professionals, the cost of complying with current and future regulation coupled with the cost of defending ourselves from related investigations or litigation, failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct, our expected tax rate, and our expectations with respect to deferred tax assets,  adverse economic or market conditions, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Silvercrest brand and other factors disclosed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2018 which is accessible on the SEC’s website at www.sec.gov.  We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Virginia, New Jersey, California and Wisconsin, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Revenue
Management and advisory fees	$26,842	$23,841	$71,310	$70,683
Family office services	1,003	1,091	3,004	3,157
Total revenue	27,845	24,932	74,314	73,840
Expenses
Compensation and benefits	15,100	14,949	42,481	43,706
General and administrative	6,444	4,817	17,103	14,221
Total expenses	21,544	19,766	59,584	57,927
Income before other income (expense), net	6,301	5,166	14,730	15,913
Other income (expense), net
Other income, net	242	(23)	257	(5)
Interest income	11	70	160	199
Interest expense	(239)	(7)	(255)	(36)
Equity income from investments	9	—	9	—
Total other income (expense), net	23	40	171	158
Income before provision for income taxes	6,324	5,206	14,901	16,071
Provision for income taxes	1,501	1,313	3,682	3,935
Net income	4,823	3,893	11,219	12,136
Less: net income attributable to non-controlling interests	(2,170)	(1,731)	(4,993)	(5,406)
Net income attributable to Silvercrest	$2,653	$2,162	$6,226	$6,730
Net income per share:
Basic	$0.30	$0.26	$0.72	$0.81
Diluted	$0.30	$0.26	$0.72	$0.81
Weighted average shares outstanding:
Basic	8,870,674	8,321,927	8,659,403	8,266,359
Diluted	8,872,571	8,325,718	8,662,140	8,270,984

Exhibit 2

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of non-GAAP financial measure:
Net income	$4,823	$3,893	$11,219	$12,136
Provision for income taxes	1,501	1,313	3,682	3,935
Delaware Franchise Tax	50	25	150	150
Interest expense	239	7	255	36
Interest income	(11)	(70)	(160)	(199)
Depreciation and amortization	973	599	2,216	1,832
Equity-based compensation	445	833	2,166	2,433
Other adjustments (A)	922	444	1,733	738
Adjusted EBITDA	$8,942	$7,044	$21,261	$21,061
Adjusted EBITDA Margin	32.1%	28.3%	28.6%	28.5%

(A)	Other adjustments consist of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Non-acquisition expansion costs (a)	$—	$90	$97	$247
Acquisition costs (b)	954	—	1,324	—
Severance	—	—	13	—
Other (c)	(32)	354	299	491
Total other adjustments	$922	$444	$1,733	$738
(a)

For the three months ended September 30, 2019 and 2018, represents accrued earnout of $0 and $90, respectively, related to our Richmond, VA office expansion.  For the nine months ended September 30, 2019 and 2018, represents accrued earnout of $97 and $247, respectively, related to our Richmond, VA office expansion.

(b)

For the three months ended September 30, 2019, represents legal fees of $0 related to the Neosho Acquisition and legal and other professional fees of $932 and insurance costs of $22 related to the acquisition of Cortina.  For the nine months ended September 30, 2019, represents legal fees of $156 related to the Neosho Acquisition and legal and other professional fees of $1,146 and insurance costs of $22 related to the acquisition of Cortina.

(c)

For the three months ended September 30, 2019, represents expenses of $154 related to office renovations and an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives partially offset by an adjustment to the fair value of our tax receivable agreement of $234.  For the nine months ended September 30, 2019, represents expenses of $389 related to office renovations and an ASC 842 rent adjustment of $144 related to the amortization of property lease incentives partially offset by an adjustment to the fair value of our tax receivable agreement of $234.  For the three and nine months ended September 30, 2018, represents professional fees of $0 and $15, respectively, for services related to the Tax Cuts and Jobs Act, $318 and $423, respectively, related to a sign on bonus paid to a certain employee, a loss on disposal of certain computer equipment of $36 and $36, and professional fees related to the relocation of network equipment of $0 and $17, respectively.

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)
Adjusted Net Income and Adjusted Earnings Per Share Measures
(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Reconciliation of non-GAAP financial measure:
Consolidated net income	$4,823	$3,893	$11,219	$12,136
GAAP Provision for income taxes	1,501	1,313	3,682	3,935
Delaware Franchise Tax	50	25	150	150
Other adjustments (A)	922	444	1,733	738
Adjusted earnings before provision for income taxes	7,296	5,675	16,784	16,959
Adjusted provision for income taxes:
Adjusted provision for income taxes (26% assumed tax rate)	(1,897)	(1,476)	(4,364)	(4,409)

Adjusted net income	$5,399	$4,199	$12,420	$12,550

GAAP net income per share (B):
Basic and diluted	$0.30	$0.26	$0.72	$0.81

Adjusted earnings per share/unit (B):
Basic	$0.38	$0.31	$0.86	$0.93
Diluted	$0.38	$0.31	$0.86	$0.92
Shares/units outstanding:
Basic Class A shares outstanding	9,180	8,346	9,180	8,346
Basic Class B shares/units outstanding	5,181	5,106	5,181	5,106
Total basic shares/units outstanding	14,361	13,452	14,361	13,452

Diluted Class A shares outstanding (C)	9,182	8,350	9,182	8,350
Diluted Class B shares/units outstanding (D)	5,216	5,350	5,216	5,350
Total diluted shares/units outstanding	14,398	13,700	14,398	13,700
(A)	See A in Exhibit 2.
(B)	GAAP earnings per share is strictly attributable to Class A shareholders. Adjusted earnings per share takes into account earnings attributable to both Class A and Class B shareholders.
(C)	Includes 1,897 and 3,792 unvested restricted stock units at September 30, 2019 and 2018, respectively.
(D)	Includes 35,336 and 243,523 unvested restricted stock units at September 30, 2019 and 2018, respectively.

Exhibit 4

Silvercrest Asset Management Group Inc.

Consolidated Statements of

Financial Condition
(in thousands)

	September 30, 2019	December 31, 2018
	(Unaudited)
Assets
Cash and cash equivalents	$40,841	$69,283
Investments	16	1,493
Receivables, net	8,867	8,022
Due from Silvercrest Funds	1,549	1,233
Furniture, equipment and leasehold improvements, net	6,019	3,436
Goodwill	63,675	25,168
Operating lease assets	34,467	—
Finance lease assets	204	—
Intangible assets, net	29,992	9,893
Deferred tax asset – tax receivable agreement	12,913	12,206
Prepaid expenses and other assets	4,555	2,629
Total assets	$203,098	$133,363
Liabilities and Equity
Accounts payable and accrued expenses	$18,388	$2,947
Accrued compensation	21,291	31,470
Borrowings under credit facility	17,100
Deferred rent	—	7,225
Operating lease liabilities	40,920	—
Finance lease liabilities	206	—
Deferred tax and other liabilities	9,958	9,322
Total liabilities	107,863	50,964
Commitments and Contingencies
Equity
Preferred Stock, par value $0.01,
10,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock, par value $0.01,
50,000,000 shares authorized; 9,180,013 and 8,518,096 issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	92	85
Class B Common Stock, par value $0.01,
25,000,000 shares authorized; 5,180,883 and 4,934,103 issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	51	48
Additional Paid-In Capital	48,238	43,584
Retained earnings	14,608	12,330
Total Silvercrest Asset Management Group Inc.’s equity	62,989	56,047
Non-controlling interests	32,246	26,352
Total equity	95,235	82,399
Total liabilities and equity	$203,098	$133,363

Exhibit 5

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:

	Three Months Ended September 30,		% Change From September 30,
	2019	2018	2018
Beginning assets under management	$21.7	$21.8	(0.5)%
Gross client inflows	4.1	2.0	105.0%
Gross client outflows	(2.6)	(3.0)	(13.3)%
Market appreciation	0.3	0.9	(66.7)%
Ending assets under management	$23.5	$21.7	8.3%

	Nine Months Ended September 30,		% Change From September 30,
	2019	2018	2018
Beginning assets under management	$19.0	$21.3	(10.8)%
Gross client inflows	8.5	6.5	30.8%
Gross client outflows	(6.9)	(7.3)	(5.5)%
Market appreciation	2.9	1.2	141.7%
Ending assets under management	$23.5	$21.7	8.3%

Exhibit 6

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

	Three Months Ended September 30,		% Change From September 30,
	2019	2018	2018
Beginning assets under management	$16.0	$16.2	(1.2)%
Gross client inflows	3.8	2.0	90.0%
Gross client outflows	(2.3)	(2.1)	9.5%
Market appreciation	—	0.5	(100.0)%
Ending assets under management	$17.5	$16.6	5.4%

	Nine Months Ended September 30,		% Change From September 30,
	2019	2018	2018
Beginning assets under management	$14.2	$16.0	(11.3)%
Gross client inflows	8.0	6.2	29.0%
Gross client outflows	(6.5)	(6.2)	4.8%
Market appreciation	1.8	0.6	200.0%
Ending assets under management	$17.5	$16.6	5.4%

Exhibit 7

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended September 30,		% Change From September 30,
	2019	2018	2018
Beginning assets under management	$5.7	$5.6	(1.8)%
Gross client inflows	0.3	—	100.0%
Gross client outflows	(0.3)	(0.9)	(66.7)%
Market appreciation	0.3	0.4	(25.0)%
Ending assets under management	$6.0	$5.1	17.6%

	Nine Months Ended September 30,		% Change From September 30,
	2019	2018	2018
Beginning assets under management	$4.8	$5.3	(9.4)%
Gross client inflows	0.5	0.3	66.7%
Gross client outflows	(0.4)	(1.1)	(63.6)%
Market appreciation	1.1	0.6	83.3%
Ending assets under management	$6.0	$5.1	17.6%

Exhibit 8

Silvercrest Asset Management Group Inc.

Assets Under Management

(Unaudited and in billions)

	Three Months Ended September 30,
	2019	2018
Total AUM as of June 30,	$21.720	$21.774
Discretionary AUM:
Total Discretionary AUM as of June 30,	16.042	16.157
New client accounts/assets	1.744	0.069	(1)
Closed accounts	(0.017)	(0.095)	(2)
Net cash inflow/(outflow)	(0.295)	(0.020)	(3)
Non-discretionary to discretionary AUM	(0.017)	0.001	(4)
Market appreciation	0.086	0.472
Change to Discretionary AUM	1.501	0.427
Total Discretionary AUM as of September 30,	17.543	16.584
Change to Non-Discretionary AUM	0.321	(0.454)	(5)
Total AUM as of September 30,	$23.542	$21.747

	Nine Months Ended September 30,
	2019	2018
Total AUM as of January 1,	$19.032	$21.340
Discretionary AUM:
Total Discretionary AUM as of January 1,	14.244	15.998
New client accounts/assets	2.199	0.332	(1)
Closed accounts	(0.391)	(0.138)	(2)
Net cash inflow/(outflow)	(0.311)	(0.187)	(3)
Non-discretionary to discretionary AUM	(0.028)	(0.002)	(4)
Market appreciation	1.830	0.551
Change to Discretionary AUM	3.299	0.556
Total Discretionary AUM as of September 30,	17.543	16.554
Change to Non-Discretionary AUM	1.211	(0.179)	(5)
Total AUM as of September 30,	$23.542	$21.747
(1)	Represents new account flows from both new and existing client relationships
(2)	Represents closed accounts of existing client relationships and those that terminated
(3)	Represents periodic cash flows related to existing accounts
(4)	Represents client assets that converted to Discretionary AUM from Non-Discretionary AUM
(5)	Represents the net change to Non-Discretionary AUM

Exhibit 9

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of September 30, 2019

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE [1,2]	ANNUALIZED PERFORMANCE
AS OF 9/30/2019	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	4.6	13.5	11.6	13.8	9.1
Russell 1000 Value Index		4.0	9.4	7.8	11.3	7.3

Small Cap Value Composite	4/1/02	-4.2	7.6	9.3	11.6	10.4
Russell 2000 Value Index		-8.2	6.5	7.2	9.4	7.6

Smid Cap Value Composite	10/1/05	-2.8	10.0	10.8	12.6	9.8
Russell 2500 Value Index		-4.4	6.9	7.0	10.1	7.2

Multi Cap Value Composite	7/1/02	0.9	11.1	10.3	12.8	9.6
Russell 3000 Value Index		3.1	9.2	7.8	11.2	8.0

Equity Income Composite	12/1/03	5.1	12.5	11.8	14.0	11.8
Russell 3000 Value Index		3.1	9.2	7.8	11.2	8.1

Focused Value Composite	9/1/04	-2.7	9.0	9.7	12.9	10.5
Russell 3000 Value Index		3.1	9.2	7.8	11.2	7.9

Small Cap Opportunity Composite	7/1/04	-7.6	11.6	11.5	11.7	10.9
Russell 2000 Index		-8.9	8.2	8.2	10.4	7.8

Small Cap Growth Composite	7/1/04	-12.9	12.4	10.8	10.6	9.8
Russell 2000 Growth Index		-9.6	9.8	9.1	11.4	8.5

Smid Cap Growth Composite	7/1/04	-3.7	15.1	10.8	10.7	9.8
Russell 2500 Growth Index		-4.1	12.3	10.2	12.8	9.4

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by SAMG LLC, a subsidiary of Silvercrest. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the management and advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard management and advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This report contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This report is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of our strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 largest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.  The Russell 2000 Growth Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with higher price-to-book ratios and higher forecasted growth.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.  The Russell 2500 Growth Index is a capitalization-weighted, unmanaged index that includes those Russell 2500 Index companies with higher price-to-book ratios and higher forecasted growth.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.